Exhibit 32.1

Certification pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley act of 2001.

In connection with the Quarterly  Report of AmeriChip International, Inc.(the "Company") on Form  10-QSB for the  period  ended  August 31, 2008, as filed with the Securities and Exchange  Commission on the date hereof (the "Report"),  I, Kenneth Mann. Interim Chief Executive Officer of the Company,  certify,  pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2001, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  October 21, 2008

/s/ Kenneth Mann
Kenneth Mann, Interim President, CEO